Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

EDITORIAL CONTACT:

Yvette Huygen

Synopsys, Inc.

650-584-4547

yvetteh@synopsys.com

Synopsys Posts Financial Results for Third Quarter Fiscal Year 2009

MOUNTAIN VIEW, Calif. — August 19, 2009 — Synopsys, Inc. (Nasdaq: SNPS), a world leader in software and IP for semiconductor design, verification and manufacturing, today reported results for its third quarter ended July 31, 2009.

For the third quarter of fiscal 2009, Synopsys reported revenue of $345.2 million compared to $344.1 million for the third quarter of fiscal 2008.

“Synopsys again made excellent progress towards delivering on our year’s objectives,” said Aart de Geus, chairman and CEO of Synopsys.  “We are actively working with customers to help them successfully navigate the economic recovery, and are positioning ourselves for even greater strength in the future.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the third quarter of fiscal 2009 was $47.4 million, or $0.32 per share, compared to $57.7 million, or $0.39 per share, for the third quarter of fiscal 2008, which included a $17.3 million tax benefit associated with the settlement of an IRS tax issue for fiscal years 2000 and 2001.

Non-GAAP Results

On a non-GAAP basis, net income for the third quarter of fiscal 2009 was $68.3 million, or $0.47 per share, compared to non-GAAP net income of $64.5 million, or $0.44 per share, for the third quarter of fiscal 2008.  Reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Financial Targets

Synopsys also provided its financial targets for the fourth quarter and full fiscal year 2009.  These targets constitute forward-looking information and are based on current expectations.  For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Fourth Quarter of Fiscal Year 2009 Targets:

•                 Revenue: $335 million - $343 million

•                 GAAP expenses: $297 million - $313 million

•                 Non-GAAP expenses: $272 million - $282 million

•                 Other income and expense: $0 - $3 million

•                 Tax rate applied in non-GAAP net income calculations: approximately 26 percent

•                 Fully diluted outstanding shares: 146 million - 149 million

•                 GAAP earnings per share: $0.14 - $0.21

•                 Non-GAAP earnings per share: $0.29 - $0.33

•                 Revenue from backlog: greater than 90 percent

Full-Year Fiscal Year 2009 Targets:

•                 Revenue: approximately $1.357 billion - $1.365 billion

•                 Other income and expense: $11 million - $14 million

•                 Tax rate applied in non-GAAP net income calculations: approximately 27 percent

•                 Fully diluted outstanding shares: 144 million — 146.5 million

•                 GAAP earnings per share: $1.16 - $1.23

•                 Non-GAAP earnings per share: $1.71 - $1.75

•                 Cash flow from operations: $190 million - $210 million (excludes potential impact of a tentative settlement with the Internal Revenue Service, described below)

In the second quarter, the Company reached a tentative settlement with the IRS that would resolve a dispute regarding its 2002-2004 returns, primarily associated with the acquisition of Avant!.  The tentative settlement is subject to further approval by the government.  If approved, we expect it to result in a cash payment to the IRS of approximately $50 million, most likely within the next 12 months.  If the tentative settlement is approved, this payment would be fully offset by tax reductions in future years.

GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures.  Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its ongoing business operations and what Synopsys uses to evaluate its ongoing operations and for internal planning and forecasting purposes.  Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) share-based compensation; (ii) the amortization of acquired intangible assets and in-process research and development charges; (iii) other significant items, including the effect of a tax benefit from a settlement with the Internal Revenue Service, and (iv) the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods.  Whenever Synopsys uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure.  Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below.

Reconciliation of Third Quarter Fiscal Year 2009 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Third Quarter Results

(Unaudited and in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2009	2008	2009	2008
GAAP net income	$47,436	$57,749	$148,153	$143,581
Adjustments:
Amortization of intangible assets	11,408	10,810	33,836	34,841
Share-based compensation	13,995	17,321	42,799	50,806
In-process research and development	400	4,800	1,000	4,800
Tax benefit from IRS settlement	—	(17,253)	—	(17,253)
Tax effect	(4,941)	(8,923)	(19,991)	(26,595)
Non-GAAP net income	$68,298	$64,504	$205,797	$190,180

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2009	2008	2009	2008
GAAP earnings per share	$0.32	$0.39	$1.02	$0.97
Adjustments:
Amortization of intangible assets	0.08	0.07	0.23	0.24
Share-based compensation	0.10	0.12	0.30	0.34
In-process research and development	0.00	0.03	0.01	0.03
Tax benefit from IRS settlement	—	(0.12)	—	(0.12)
Tax effect	(0.03)	(0.05)	(0.14)	(0.17)
Non-GAAP earnings per share	$0.47	$0.44	$1.42	$1.29

Shares used in calculation	146,063	147,486	144,699	147,760

Reconciliation of Target Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below:

GAAP to Non-GAAP Reconciliation of Fourth Quarter Fiscal Year 2009 Targets

(in thousands, except per share amounts)

	Range for Three Months
	Ending October 31, 2009
	Low	High
Target GAAP expenses	$297,000	$313,000
Adjustment:
Estimated impact of amortization of intangible assets	(11,000)	(13,000)
Estimated impact of share-based compensation	(14,000)	(18,000)
Target non-GAAP expenses	$272,000	$282,000

	Range for Three Months
	Ending October 31, 2009
	Low	High
Target GAAP earnings per share	$0.14	$0.21
Adjustment:
Estimated impact of amortization of intangible assets	0.09	0.07
Estimated impact of share-based compensation	0.12	0.09
Net non-GAAP tax effect	(0.06)	(0.04)
Target non-GAAP earnings per share	$0.29	$0.33

Shares used in non-GAAP calculation (midpoint of target range)	147,500	147,500

GAAP to Non-GAAP Reconciliation of Fiscal Year 2009 Targets

	Range for Fiscal Year
	Ending October 31, 2009
	Low	High
Target GAAP earnings per share	$1.16	$1.23
Adjustment:
Estimated impact of amortization of intangible assets	0.33	0.32
Estimated impact of share-based compensation	0.43	0.40
In-process research and development	0.01	0.01
Net non-GAAP tax effect	(0.22)	(0.21)
Target non-GAAP earnings per share	$1.71	$1.75

Shares used in non-GAAP calculation (midpoint of target range)	145,250	145,250

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m., Pacific Time.  A live webcast of the call will be available at Synopsys’ corporate website at http://www.synopsys.com/.  A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 109824, beginning at 5:30 p.m. Pacific Time today.  A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the fourth quarter and fiscal 2009 in December 2009.  Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and chief executive officer, and Brian Beattie, chief financial officer, on its website following the call.  In addition, Synopsys makes additional financial information available in a financial supplement also posted on the corporate website.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement (available in the Investor Relations section of Synopsys’ website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only.  Although this press release, copies of the prepared remarks of the chief executive officer and chief financial officer made during the call and the financial supplement will remain available on Synopsys’ website through the date of the fourth quarter and fiscal 2009 earnings call in December 2009, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity.  Synopsys does not currently intend to report on its progress during the fourth quarter of fiscal 2009 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the third quarter in its Quarterly Report on Form 10-Q to be filed by September 10, 2009.

About Synopsys

Synopsys, Inc. (Nasdaq:SNPS) is a world leader in electronic design automation (EDA), supplying the global electronics market with the software, intellectual property (IP) and services used in semiconductor design, verification and manufacturing. Synopsys’ comprehensive, integrated portfolio of implementation, verification, IP, manufacturing and field-programmable gate array (FPGA) solutions helps address the key challenges designers and manufacturers face today, such as power and yield management, software-to-silicon verification and time-to-results. These technology-leading solutions help give Synopsys customers a competitive edge in bringing the best products to market quickly while reducing costs and schedule risk. Synopsys is headquartered in Mountain View, California, and has more than 65 offices located throughout North America, Europe, Japan, Asia and India. Visit Synopsys online at http://www.synopsys.com/.

Forward-Looking Statements

The statements made in this press release regarding projected financial results in the sections entitled “Financial Targets,” and “Reconciliation of Target Operating Results” and certain statements made in the earnings conference call are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.  Actual results could differ materially from those described by these statements due to a number of uncertainties, including, but not limited to:

•                 continued downturn and uncertainty in the global economy in general, and weakness in the semiconductor and electronics industries;

•                 failure of customers to pay license fees as scheduled;

•                 lower-than-expected research and development spending by semiconductor and electronic systems companies;

•                 competition in the market for Synopsys’ products and services;

•                 lower-than-anticipated new IC design starts;

•                 lower-than-anticipated purchases or delays in purchases of software or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•                 changes in the mix of time-based licenses and upfront licenses;

•                 lower-than-expected orders;

•                 the terms of a final settlement, if any, with the IRS regarding the 2002-2004 returns, and

•                 difficulties in the integration of the products and operations of acquired companies or assets into Synopsys’ products and operations.

In addition, Synopsys’ actual expenses, earnings per share and tax rate on a GAAP and non-GAAP basis for the fiscal quarter ending October 31, 2009 and actual expenses, earnings per share, tax rate, cash flow from operations and other projections on a GAAP and non-GAAP basis for fiscal year 2009 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including, but not limited to, (i) a determination by Synopsys that any portion of its goodwill or intangible assets have become impaired, (ii) application of the actual consolidated GAAP and non-GAAP tax rates for such periods, or judgment by management, based upon the status of pending audits and settlements to increase or decrease an income tax asset or liability, (iii) integration and other acquisition-related expenses including amortization of intangible assets associated with future acquisitions, if any, (iv) changes in the anticipated amount of employee share-based compensation expense recognized on Synopsys’ financial statements, (v) actual change in the fair value of Synopsys’ non-qualified deferred compensation plan obligations, (vi) increases or decreases to estimated capital expenditures, (vii) changes driven by new accounting rules, regulations, interpretations or pronouncements, (viii) general economic conditions, and (ix) other risks as detailed in our SEC filings, including those described in the “Risk Factors” section in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2009.  Furthermore, Synopsys’ actual tax rates applied to income for the fourth quarter and fiscal year 2009 could differ from the targets given in this press release as a result of a number of factors, including the actual geographic mix of revenue during the quarter and year, and actions by the government.  Finally, Synopsys’ targets for outstanding shares in the fourth quarter and fiscal year 2009 could differ from the targets given in this press release as a result of higher than expected employee stock plan issuances or stock option exercises, acquisitions and the extent of Synopsys’ stock repurchase activity.

Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the financial supplement whether as a result of new information, future events or otherwise, unless otherwise required by law.

###

Synopsys is a registered trademark of Synopsys, Inc.  Any other trademarks mentioned in this release are the property of their respective owners.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2009	2008	2009	2008
Revenue:
Time-based license	$284,401	$289,250	$853,449	$835,330
Upfront license	18,972	20,558	53,293	45,293
Maintenance and service	41,804	34,320	115,025	103,523
Total revenue	345,177	344,128	1,021,767	984,146
Cost of revenue:
License	44,173	44,654	128,288	126,761
Maintenance and service	17,410	16,110	48,037	48,156
Amortization of intangible assets	8,452	6,262	24,153	17,111
Total cost of revenue	70,035	67,026	200,478	192,028
Gross margin	275,142	277,102	821,289	792,118
Operating expenses:
Research and development	104,989	104,394	305,792	292,183
Sales and marketing	77,973	86,816	237,877	247,073
General and administrative	27,735	26,512	83,608	76,524
In-process research and development	400	4,800	1,000	4,800
Amortization of intangible assets	2,956	4,548	9,683	17,730
Total operating expenses	214,053	227,070	637,960	638,310
Operating income	61,089	50,032	183,329	153,808
Other income, net	5,384	2,947	17,928	9,428
Income before income taxes	66,473	52,979	201,257	163,236
Provision (benefit) for income taxes	19,037	(4,770)	53,104	19,655
Net income	$47,436	$57,749	$148,153	$143,581

Net income per share:
Basic	$0.33	$0.41	$1.04	$1.00
Diluted	$0.32	$0.39	$1.02	$0.97

Shares used in computing per share amounts:
Basic	144,138	142,536	143,093	143,450
Diluted	146,063	147,486	144,699	147,760

(1)  Synopsys’ third quarter ended on the Saturday nearest July 31.  For presentation purposes, the Unaudited Consolidated Statements of Operations refer to a calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	July 31, 2009	October 31, 2008
ASSETS:
Current assets:
Cash and cash equivalents	$622,281	$577,632
Short-term investments	460,258	373,669
Total cash, cash equivalents and short-term investments	1,082,539	951,301
Accounts receivable, net	136,760	147,365
Deferred income taxes	136,073	133,609
Income taxes receivable	44,091	49,859
Other current assets	49,494	40,156
Total current assets	1,448,957	1,322,290
Property and equipment, net	144,928	145,087
Goodwill	933,560	899,640
Intangible assets, net	102,676	114,760
Long-term deferred income taxes	160,090	177,386
Other long-term assets	87,533	83,315
Total assets	$2,877,744	$2,742,478

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$221,249	$289,769
Accrued income taxes	13,051	14,496
Deferred revenue	581,792	604,718
Total current liabilities	816,092	908,983
Long-term accrued income taxes	168,008	152,745
Deferred compensation and other liabilities	93,939	76,970
Long-term deferred revenue	36,787	75,409
Total liabilities	1,114,826	1,214,107
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 144,295 and 141,786 shares outstanding, respectively	1,442	1,418
Capital in excess of par value	1,488,013	1,471,031
Retained earnings	568,639	434,057
Treasury stock, at cost: 12,976 and 15,485 shares, respectively	(287,305)	(342,856)
Accumulated other comprehensive loss	(7,871)	(35,279)
Total stockholders’ equity	1,762,918	1,528,371
Total liabilities and stockholders’ equity	$2,877,744	$2,742,478

(1)  Synopsys’ third and fourth quarter ended on the Saturday nearest July 31 and October 31, respectively.  For presentation purposes, the Unaudited Consolidated Balance Sheets refer to a calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Nine Months Ended July 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$148,153	$143,581
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	74,581	73,535
Share-based compensation	42,799	50,807
Allowance for doubtful accounts	2,735	429
Write-down of long-term investments	6,333	394
(Gain) loss on sale of investments	(610)	(1,347)
Deferred income taxes	15,801	18,852
Net change in deferred gains and losses on cash flow hedges	17,949	5,169
In-process research and development	1,000	4,800
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	10,690	(8,761)
Prepaid and other current assets	10,315	(11,277)
Other long-term assets	981	64
Accounts payable and accrued liabilities	(87,473)	(26,767)
Accrued income taxes	(4,778)	(33,974)
Deferred revenue	(62,723)	2,626
Deferred compensation and other liabilities	(504)	(2,928)
Net cash provided by operating activities	175,249	215,203

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	223,994	512,797
Purchases of short-term investments	(310,323)	(436,144)
Proceeds from sales of long-term investments	—	77
Purchases of long-term investments	(671)	(7,694)
Purchases of property and equipment	(24,634)	(26,500)
Cash paid for acquisitions, net of cash acquired	(48,248)	(181,018)
Capitalization of software development costs	(2,228)	(2,114)
Net cash used in investing activities	(162,110)	(140,596)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital leases	(1,675)	(1,453)
Proceeds from credit facilities	1,279	—
Payment on credit facility	(260)	—
Issuances of common stock	28,237	56,600
Purchases of treasury stock	—	(170,052)
Net cash provided by (used in) financing activities	27,581	(114,905)
Effect of exchange rate changes on cash and cash equivalents	3,929	6,460
Net change in cash and cash equivalents	44,649	(33,838)
Cash and cash equivalents, beginning of period	577,632	579,327
Cash and cash equivalents, end of period	$622,281	$545,489

(1)  Synopsys’ third quarter ended on the Saturday nearest July 31.  For presentation purposes, the Unaudited Consolidated Statements of Cash Flows refer to a calendar month end.